Exhibit 99.1

iAnthus Provides Update on AGM Petition

NEW YORK, NY and TORONTO, ON - November 21, 2022 - iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announced in a news release dated June 24, 2022 that Michael Weisser (“Weisser”) commenced a petition in the Supreme Court of British Columbia against iAnthus and its board of directors on June 20, 2022 seeking, among other things, an order that the Company hold its 2020 annual general meeting (“AGM”) on or before June 30, 2022 (the “Petition”). As announced on June 24, 2022, the Company called its 2020, 2021 and 2022 AGMs1 for shareholders of record on July 5, 2022 to be held concurrently on August 11, 2022 rendering the Petition Moot. At the same time, iAnthus announced the completion of the previously announced recapitalization transaction (the “Recapitalization Transaction”) resulting in various changes to the corporate governance and capital structure of the Company all pursuant to the terms of a restructuring support agreement dated July 10, 2020, as amended June 15, 2021, between the Company, all of the holders (the “Secured Lenders”) of the 13% senior secured convertible debentures issued by the Company, and a majority of debentureholders (the “Consenting Unsecured Debentureholders”) of the 8% unsecured convertible debentures issued by the Company.

On November 14, 2022, Weisser filed an application (the “Application”) in the Petition proceeding seeking to add the Secured Lenders and Consenting Unsecured Debentureholders as respondents, and amend the Petition to ask that, among other things, the Recapitalization Transaction be set aside as well as the results of the 2020 AGM. Further, Weisser asks for the Petition to be amended to provide for interim relief. In particular, Weisser asks that pending a further AGM in respect of iAnthus’s 2019 fiscal year, the existing directors of the Company be replaced by an interim slate of directors that Weisser will nominate.

iAnthus is reviewing the Application and will be seeking that the Petition be dismissed as a collateral attack on the Order of Justice Gomery dated October 5, 2020 approving the Recapitalization Transaction and declaring as binding all of the releases set forth in Article 5 of the Amended and Restated Plan of Arrangement attached as Schedule “B” to that Order and filed on SEDAR on October 7, 2020.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators, which you should review including, but not limited to, the Company’s most recent Annual Report on Form 10-K filed with the SEC and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC. When used in this news release, words such as “will”, “could”, “plan”, “estimate”, “expect”, “intend”, “may”, “potential” “believe”, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations, and changes to the composition of the Company’s management.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:
Jason Miller
iAnthus Capital Holdings, Inc.
1-646-518-9418
investors@ianthuscapital.com

1 To receive financial statements for the fiscal years ended December 31, 2019, 2020 and 2021 respectively.